Exhibit 99.1

N / E / W / S  R / E / L / E / A / S / E

September 23, 2026

FOR IMMEDIATE RELEASE

For more information, contact:

First Merchants Corporation

Nicole M. Weaver, First Vice President and Director of Corporate Administration

765-521-7619

http://www.firstmerchants.com

SOURCE: First Merchants Corporation, Muncie, Indiana

FIRST MERCHANTS CORPORATION ANNOUNCES PRICING OF SUBORDINATED NOTES OFFERING

MUNCIE, IN., September 23, 2026 — First Merchants Corporation (Nasdaq: FRME) (the “Company”) today announced the pricing of its offering of $100 million of its 6.750% Fixed-to-Floating Rate Subordinated Notes due 2036 (the “Notes”) in a registered public offering (the “Offering”). The Notes will initially bear interest at 6.750% per annum from and including September 25, 2026 to, but excluding, October 1, 2031, with interest payable semiannually in arrears commencing on April 1, 2027. Commencing October 1, 2031, the interest rate on the Notes will reset quarterly to a floating rate per annum equal to a benchmark rate that is expected to be Three-Month Term SOFR (which is defined in the Notes) plus 202 basis points, with interest payable quarterly in arrears.

The Company may redeem the Notes, in whole or in part, on October 1, 2031 and on any interest payment date thereafter at a price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon. The Notes will mature on October 1, 2036 if they are not earlier redeemed.

The Company expects to close the Offering, subject to the satisfaction of customary closing conditions, on or about September 25, 2026. The Company intends to use the net proceeds from this offering for general corporate purposes, including, but not limited to, the repurchase of its common shares. The Notes are intended to qualify as Tier 2 capital for regulatory purposes.

Piper Sandler is acting as the sole book-running manager for the Offering. Keefe, Bruyette & Woods, A Stifel Company, Hovde Group and Brean Capital are serving as co-managers.

This press release is neither an offer to sell nor a solicitation of an offer to purchase any securities of the Company. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer to sell or solicitation of an offer to purchase securities of the Company will be made only pursuant to a prospectus supplement and prospectus filed with the Securities and Exchange Commission (the “SEC”). The Company has filed a registration statement (including a prospectus) (File No. 333-298983) and a preliminary prospectus supplement with the SEC for the Offering to which this press release relates. Before making an investment decision, you should read the prospectus and preliminary prospectus supplement and other documents that the Company has filed with the SEC for additional information about the Company and the Offering.

Copies of the preliminary prospectus supplement and accompanying base prospectus relating to the Offering can be obtained without charge by visiting the SEC’s website at www.sec.gov, or may be obtained by emailing Piper Sandler & Co. at fsg-dcm@psc.com.

About First Merchants Corporation

First Merchants Corporation is a financial holding company headquartered in Muncie, Indiana. The Corporation has one full-service bank charter, First Merchants Bank. The Bank also operates as First Merchants Private Wealth Advisors (as a division of First Merchants Bank).

First Merchants Corporation’s common stock is traded on the NASDAQ Global Select Market System under the symbol FRME. Quotations are carried in daily newspapers and can be found on the company’s Internet web page (http://www.firstmerchants.com).

FIRST MERCHANTS and the Shield Logo are federally registered trademarks of First Merchants Corporation.

Forward-Looking Statements

This press release and any other written or oral statements made by us from time to time may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include (i) statements of the Company’s goals, intentions, and expectations; (ii) statements regarding the Company’s business plan and growth strategies; (iii) statements regarding the asset quality of the Company’s loan and investment portfolios; and (iv) estimates of the Company’s risks and future costs and benefits.

All forward-looking statements are subject to risks, uncertainties, and other factors, many of which are beyond our control, that may cause the actual results, performance, or achievements of the Company to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others: (i) fluctuations in market rates of interest and loan and deposit pricing, which could negatively affect our net interest margin, asset valuations, and expense expectations; (ii) adverse changes in the economy, which might affect our business prospects and could cause credit-related losses and expenses; (iii) the impacts of epidemics, pandemics, or other infectious disease outbreaks; (iv) the impacts related to or resulting from recent bank failures or adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks; (v) adverse developments in our loan and investment portfolios; (vi) competitive factors in the banking industry, such as the trend towards consolidation in our market; (vii) changes in the banking legislation or the regulatory requirements of federal and state agencies applicable to bank holding companies and banks like our affiliate bank; (viii) acquisitions of other businesses by us and integration of such acquired businesses; (ix) changes in market, economic, operational, liquidity, credit, and interest rate risks associated with our business; and (x) the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements for a variety of reasons, including, without limitation, those discussed under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 25, 2026, and other factors discussed in the filings we make with the SEC.

All forward-looking statements attributable to the Company are expressly qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which such statements are made. Except as required by law, we disclaim any obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise. There is no assurance that future results, levels of activity, performance, or goals will be achieved.